Exhibit 10.41

                              DEPOSITORY AGREEMENT

         DEPOSITORY AGREEMENT made this 9th day of February, 1996 by and between Hydron Technologies, Inc., a New York corporation ("HyTech"), with its principal place of business at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431, and Chemaid Laboratories, Inc., a New Jersey corporation ("Chemaid"), with its principal place of business at 100 Mayhill Street, Saddle Brook, New Jersey 07663. HyTech and Chemaid are sometimes collectively referred to as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, Chemaid is a party to a lease dated September 13, 1995 between Chemaid as tenant and Mayhill Street Realty Co., L.L.C. as landlord, (the "Lease") for the premises commonly known as the 5 East Building located at 95 Mayhill Street, Saddle Brook, New Jersey, and as more particularly described in the Lease (the "Premises");

         WHEREAS, Chemaid and HyTech have entered into a License Agreement dated the date hereof (the "License Agreement") to provide for the use and occupancy of a portion of the premises as allocated by the Parties as set forth therein;

         WHEREAS, the law firm of Cole, Schotz, Meisel, Forman & Leonard, P.A. ("Escrow Agent"), Hackensack, New Jersey, is holding the principal amount of $385,229.04, in four interest bearing escrow accounts for the benefit of the parties (the "Escrow"); and

         WHEREAS, Chemaid and HyTech desire to amend the License Agreement to provide for collateral security for HyTech's obligations to Chemaid in accordance with the provisions of the License Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereto hereby agree as follows:

         1. Depository Arrangement. The following depository arrangement shall govern the rights of the Parties as to collateral security for HyTech's obligations to Chemaid in accordance with the provisions of the License Agreement.

         2. Establishment of Depository Account; Close of Escrow.

         (A) The Parties covenant and agree to forthwith open a joint account at Smith Barney, 20801 Biscayne Boulevard, 2nd Floor, North Miami Beach, Florida 33180 ("Depository Account"), and to cause the principal amount of $385,229.04 to be withdrawn forthwith from Escrow and deposited into the Depository Account.

         (B)Any and all interest earned on the Escrow shall upon the closing of the Escrow be immediately paid to HyTech.

         3. Maintenance and Operation of Depository Account.

         (A) The Depository Account shall be a joint account, which shall require two (2) signatures to authorize any and all withdrawals therefrom. One
(1) authorized signatory shall be from HyTech, either Harvey Tauman, President or Richard Tauman, Executive Vice President of HyTech, and one (1) authorized signatory shall be from Chemaid, either Roy Reiner, President, or Marc Reiner of Chemaid.

         (B) From the period commencing two and one-half (2-1/2) years from the commencement date of the Lease and ending upon termination of the License Agreement, Chemaid on a monthly basis, shall utilize an amount equal to the remaining Escrow Amount divided by the number of months remaining until the expiration of the term of the Lease to satisfy all or a portion of HyTech's obligations to Chemaid each month under the provisions of the License Agreement until termination of the License Agreement. In furtherance of the foregoing, HyTech covenants and agrees to provide to Chemaid a check from the Depository Account equal to the amount of obligation of HyTech for each such month, signed by either Harvey Tauman or Richard Tauman, which must be received by Chemaid not less than the later of (i) five (5) business days prior to the commencement of the month for which payment is being made or (ii) five business days from the date on which HyTech receives notice of a revision to the amount of its monthly obligation to Chemaid in accordance with the provisions of the License Agreement.

         (C) In the event that the Landlord under the Lease requires two (2) months rent as security in addition to the two (2) months rent already deposited with the Landlord by Chemaid (making the total security deposit equal to four
(4) months rent), then in such event, said additional two (2) months rent (which equals the sum of $42,270.00) shall be paid from the Depository Account to the Landlord. Said amount shall be applied to satisfy HyTech's obligations under the License Agreement during the final four (4) months of the Lease.

         (D) The funds maintained in the Depository Account shall be invested in such interest bearing investments as HyTech in its discretion shall determine.

         (E) Any and all interest, dividends or capital gains earned or paid on the funds maintained in the Depository Account shall be paid monthly to HyTech without any other action of the Parties.

         (F) HyTech shall have the right to change the financial institution in which the Depository Account is maintained upon thirty (30) days notice to Chemaid.

         (G) Upon termination of the License Agreement, if HyTech's obligations to Chemaid pursuant to the provisions of the License Agreement are fully satisfied, then the balance of the funds in the Depository Account shall be forthwith paid to HyTech.

         4. Default.

         (A) In the event HyTech fails to comply with the provisions of paragraph 3(b) above, then in such event, such failure shall constitute an "Event of Default".

         (B) In the event HyTech commits an Event of Default which remains uncured for thirty (30) days after HyTech receives notice of such Event of

Default, then in such event, the remaining balance of the Depository Account shall be immediately due and payable to Chemaid.

         5. Indemnification. HyTech agrees to indemnify and hold harmless Chemaid, its officers and directors and each controlling person of Chemaid, from and against all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject whether as a result of any third party claim, breach of this Agreement or otherwise, and to reimburse each such persons so indemnified for any and all legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any claim or litigation, whether or not resulting in any liabilities, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any act or omission by HyTech which constitutes a breach of or default under this Agreement.

         6. Cumulative Rights. The rights and remedies granted in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

         7. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

         8. Entire Agreement. This Agreement together with the License Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

         9. Governing Law and Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New Jersey without regard to the principles of conflicts of laws. The Parties hereto consent to the personal jurisdiction of the federal or state courts located in the State of New Jersey as the exclusive forum to resolve disputes hereunder.

         10. No Assignment. This Agreement may not be assigned by the parties hereto, and any attempted assignment hereof shall be void and of no effect.

         11. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

         12. Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested; by hand delivery with an acknowledgement copy requested; or by the Express Mail service offered by the United States Post Office or any reputable overnight delivery service, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by postage prepaid, registered or certified mail, return receipt requested, three
(3) days after it is mailed within the continental United States; if sent by Express Mail or any reputable overnight delivery service, one (1) day after it is forwarded; or by hand delivery, upon receipt.


         13. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

         14. Further Assurances. Subsequent to the execution and delivery of this Agreement, either Party shall at any one time and from time to time, at the request of the other Party and without further cost or expense to the requesting Party, execute and deliver such other documents and take such other actions as the requesting Party may reasonably request for the purpose of giving full force and effect to this Agreement.

         15. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.

                                                HYDRON TECHNOLOGIES, INC.

                                       By:      /s/ Harvey Tauman
                                                Harvey Tauman, President

                                                CHEMAID LABORATORIES, INC.

                                       By:      /s/ Roy Reiner
                                                Roy Reiner, President